PEDEVCO Corp S-4

Exhibit 8.1

October 13, 2020

PEDEVCO Corp.

575 N. Dairy Ashford Energy Center II, Suite 210

Houston, Texas 77079

Ladies and Gentlemen:

We have acted as counsel to PEDEVCO Corp., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), and the offer to exchange forming part of the Registration Statement (the “Exchange Offer Prospectus”), which registers shares of Company common stock, $0.001 par value per share (the “Common Stock”) to be issued in connection with an offer to exchange (the “Offer”) all of the issued and outstanding common units of beneficial interest (“Trust Common Units”) of SandRidge Permian Trust (the “Trust”) for shares of Common Stock, and a second-step merger of SRPT Acquisition, LLC, a Texas limited liability company and a wholly owned subsidiary of the Company (“Purchaser”) and the Trust following the completion of the Offer (the “Second-Step Merger”). The Offer is being made by the Purchaser.

In providing our opinion, we have examined the Registration Statement and Exchange Offer Prospectus and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, with your permission and without any independent investigation or verification, that (i) the Offer and the Second-Step Merger will be consummated in the manner described in the Registration Statement and Exchange Offer Prospectus (and no transaction or condition described therein and affecting this opinion will be waived by any party) and (ii) the statements concerning the Offer and the Second-Step Merger set forth in the Registration Statement are true, complete and correct and will be true, complete and correct through the consummation and effective date of the Offer and Second-Step Merger without regard to any qualification as to knowledge, belief, intent or otherwise. If either of the above described assumptions are untrue for any reason or if the Offer or the Second-Step Merger is consummated in a manner that is different from the manner described in the Registration Statement or Exchange Offer Prospectus, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and in the Registration Statement, the statements contained in the Registration Statement under the captions “The Offer—Material U.S. Federal Income Tax Consequences” constitute our opinion as to the material U.S. federal income tax consequences of the Offer and the Second-Step Merger.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement or Exchange Offer Prospectus other than the opinion set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local or non-U.S. income, estate, gift, transfer, sales, use or other tax consequences that may result from the transactions contemplated by the Registration Statement or Exchange Offer Prospectus.

Our opinion is based on current provisions of the United States Internal Revenue Code of 1986, as amended from time to time, and United States Treasury Department regulations promulgated thereunder, published pronouncements of the United States Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Offer or the Second-Step Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Further, this opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind, including upon the Internal Revenue Service or the courts. Accordingly, there is no assurance that the Internal Revenue Service or a court will not take a contrary position to those expressed in this opinion.

PEDEVCO Corp.

October 13, 2020

Our opinion is being delivered prior to the consummation of the Offer and the Second-Step Merger and therefore is prospective and dependent on future events. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We are furnishing this opinion solely in connection with the filing of the Registration Statement and Exchange Offer Prospectus, and this opinion is conditioned on the effectiveness of the Registration Statement and is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (“Securities Act”), as amended, or the rules or regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Jones Walker LLP